UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2016

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) Assurant, Inc. (the "Company") entered into a retirement agreement, dated June 29, 2016 and effective July 1, 2016, with S. Craig Lemasters, Executive Vice President of the Company and former President and Chief Executive Officer of Assurant Solutions. Pursuant to the agreement, Mr. Lemasters will retire effective July 1, 2016 and receive the following retirement compensation: (i) eighteen consecutive monthly installment payments totaling $1,170,000; (ii) a pro-rated target annual incentive award under the Company’s Executive Short Term Incentive Plan for 2016 of $292,500; and (iii) a payment of $38,631 equal to approximately eighteen months of Company contributions towards any welfare benefits. In addition, all 12,376 restricted stock units granted before 2016 will fully vest on July 1, 2016 and 30,622 performance share units will fully vest on July 1, 2016 subject to attainment of the applicable performance goals, in accordance with the terms of the Company’s Long Term Equity Incentive Plan. Mr. Lemasters is subject to non-solicitation and non-competition restrictions for a period of eighteen months.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

July 1, 2016	By:	Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary